EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
WeCoSign, Inc.

We hereby consent to the use in this Registration Statement of WeCoSign, Inc. on Amendment No. 1 of Form S-1, of our report dated July 13, 2009, related to our audits of the financial statements of WeCoSign, Inc. as of November 30, 2008 and for the year then ended, and as of November 30, 2007, and for the period from November 24, 2007 (Inception) through November 30, 2007. We also consent to the reference to us in the Experts section of the Registration Statement.

/s/ dbbmckennon

Newport Beach, California
September 15, 2009